Exhibit 99.1

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Cadence to Acquire Rambus PHY IP Assets

Transaction to enrich Cadence’s established IP portfolio and strengthen Rambus’s focus on high-growth chips and digital IP

SAN JOSE, Calif., July 20, 2023—Cadence Design Systems, Inc. (Nasdaq: CDNS) and Rambus Inc. (Nasdaq: RMBS), a premier chip and silicon IP provider making data faster and safer, today announced that they have entered into a definitive agreement for Cadence to acquire the Rambus SerDes and memory interface PHY IP business. Rambus will retain its digital IP business, including memory and interface controllers and security IP. The expected technology asset purchase also brings Cadence proven and experienced PHY engineering teams in the United States, India and Canada, further expanding Cadence’s domain-rich talent base.

“Memory and SerDes IP design and integration continues to be integral to the design of AI, data center and hyperscale applications, CPU architectures and networking devices, and the addition of the Rambus IP and seasoned team further accelerates Cadence’s Intelligent System Design strategy, which drives design excellence,” said Boyd Phelps, senior vice president and general manager of the IP Group at Cadence. “The acquisition of the Rambus PHY IP broadens Cadence’s well-established enterprise IP portfolio and expands its reach across geographies and vertical markets, such as the aerospace and defense market, providing complete subsystem solutions that meet the demands of our worldwide customers.”

“The accelerating momentum of AI and continued growth in the data center is driving ever-increasing demand for memory and security,” said Sean Fan, senior vice president and chief operating officer at Rambus. “With this transaction, we will increase our focus on market-leading digital IP and chips and expand our roadmap of novel memory solutions to support the continued evolution of the data center and AI.”

The transaction is expected to be immaterial to revenue and earnings this year for each company. It is expected to close in the third calendar quarter of 2023, subject to certain closing conditions.

About Cadence

Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design™ strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence® customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For nine years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

About Rambus

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit www. rambus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Cadence’s and Rambus’s financial outlook, product development, business strategy and plans and market trends, opportunities, positioning and the terms and conditions of the proposed acquisition of the Rambus SerDes and memory interface PHY IP business (the “Business”). These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control. For example, the market for Cadence’s products may develop more slowly than expected or than it has in the past; Cadence’s operating results may fluctuate more than expected, there may be significant fluctuations in Cadence’s results of operations and cash flows related to Cadence’s revenue recognition or otherwise; a network or data security incident that allows unauthorized access to Cadence’s network or data or Cadence’s customers’ data could damage Cadence’s reputation; Cadence and Rambus may fail to satisfy the closing conditions in a timely manner or at all; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the proposed transaction with Rambus or parties thereto are subject; Cadence may fail to successfully integrate the Business; Cadence may fail to realize the anticipated benefits of any combined operations with the Business; Cadence may experience unanticipated costs of acquiring or integrating the Business; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; Cadence may be unable to retain key personnel; changes in legislation or government regulations could affect the proposed acquisition or the other parties thereto; and global economic conditions could deteriorate. Further information on potential factors that could affect Cadence’s financial results or its ability to close the proposed acquisition is included in Cadence’s most recent reports on Form 10-K and Form 10-Q and Cadence’s other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Cadence’s views as of the date of this press release, and Cadence undertakes no obligation to update any forward-looking statement in this press release.

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Category: Featured

Source: Rambus, Inc.